Exhibit 10.1

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (the “Agreement”) is made as of October 6, 2008, by and among MANITEX INTERNATIONAL, INC. (“Buyer”), a Michigan corporation, and GT DISTRIBUTION, LLC, a Delaware limited liability company (“Parent”), SCHAEFF LIFT TRUCK INC., an Illinois corporation (“Schaeff Lift Truck”) and CRANE & MACHINERY, INC., an Illinois corporation (“Crane & Machinery” and with Schaeff Lift Truck, the “Subsidiaries”, and with Parent and Schaeff Lift Truck, the “Sellers”).

PREAMBLE

WHEREAS, the Subsidiaries are engaged in the Business (as defined below) at the Subsidiaries’ facilities including those located at 7402 W. 100th Place, Bridgeview, Illinois 60455 (“Facilities”); and

WHEREAS, Buyer desires to purchase from the Sellers, and the Sellers desire to sell to Buyer, substantially all of the assets of the Subsidiaries, upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, capitalized terms used herein are defined in the text. An index of such terms is attached to the end of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants, agreements and conditions set forth in this Agreement, and intending to be legally bound, the parties agree as follows:

AGREEMENT

ARTICLE I.

DEFINITION OF BUSINESS

As used in this Agreement, the term “Business” means the assembly, marketing, distribution, sale, maintenance, overhaul and repair of cranes and forklifts by the Subsidiaries. The term “Business” shall include, without limitation, all operations carried on by the Subsidiaries, related to products or services associated by trade name or otherwise with the Business.

ARTICLE II.

PURCHASE AND SALE OF ASSETS

2.01 Transfer of Assets. Upon the terms and subject to the conditions set forth in this Agreement, the Sellers shall, on the Closing Date, sell, convey, assign, transfer and deliver to Buyer, and Buyer shall, on the Closing Date, purchase and acquire from the Sellers, all of the assets, rights, properties, claims, contracts, business and goodwill of the Subsidiaries (of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued, contingent or otherwise, wherever situated) (collectively, the “Purchased Assets”), including without limitation:

(a) Tangible Personal Property. All tangible personal property, including all automobiles, machinery, equipment, tooling (including off-premises tooling), supplies, materials, and other items of tangible personal property and all rights in tangible personal property in the possession of others.

(b) Inventory. All inventories of raw materials, work-in-process and finished goods (including all such in transit, whether to or from the Subsidiaries), and all spare, service and repair parts, supplies and components held for sale, together with related packaging materials (collectively, the “Inventory”).

(c) Intellectual Property. All of the Subsidiaries’ worldwide rights, title and interest in, and to: (a) all patents, trademarks, service marks, logos, corporate and trade names, domain names and copyrights, and all goodwill associated therewith and all applications and registrations therefor, source codes, programs, designs, trade secrets, web sites, employee covenants regarding confidentiality, non-competition and inventions and all shop rights, in each case which are owned, licensed or used by the Subsidiaries (together with all inventions, discoveries, techniques, processes, methods, formulae, designs, computer software, trade secrets, confidential information, know-how and ideas which are owned, licensed or used by the Subsidiaries), (b) all licenses or other agreements pursuant to which any Person has the right to use any Intellectual Property owned by the Subsidiaries and (c) all licenses or other agreements pursuant to which the Subsidiaries have the right to use any Intellectual Property owned by others (collectively, “Intellectual Property”).

(d) Business Agreements. Subject to Section 2.05, all of Subsidiaries’ rights in, to and under (i) the Business Agreements described in Schedules 4.15, 4.17 or 4.19, (ii) all other Business Agreements entered into by Subsidiaries in the ordinary course of the Business in compliance with the terms of this Agreement that of the type or kind required to be disclosed in Schedules 4.15, 4.17 or 4.19 but are not disclosed because they fall below the minimum threshold amount, term or materiality of the disclosures required by the terms of Schedules 4.15, 4.17 or 4.19 to be set forth in Schedules 4.15, 4.17 or 4.19 and (iii) those Business Agreements that Sellers erroneously did not disclose in Schedules 4.15, 4.17 or 4.19 if Buyer delivers written notice to Parent (the “Seller Representative”) indicating that Buyer will accept Subsidiaries’ rights in, to and under such Business Agreements (collectively, the “Assumed Business Agreements”). The term “Business Agreements” as used in this Agreement means all contracts, agreements, leases, licenses, purchase orders, sales orders, commitments and obligations relating to the Business to which the Subsidiaries are a party relating to the Business or by which its Business or assets are bound.

(e) Permits. All licenses, permits, approvals, certifications, consents and listings issued by or obtained from a Governmental Entity (collectively, the “Business Permits”).

(f) Literature. All advertising material, sales literature, promotional literature, catalogs and similar or related materials.

(g) Records and Files. All books, records, files or other embodiments of information, including all diagrams, prints, surveys, drawings, maintenance schedules and other records, data and materials, whether relating to past or current operations and which do not relate exclusively to Excluded Assets or Excluded Liabilities.

(h) Accounts Receivable. All notes, drafts, accounts receivable (including unbilled receivables) and other rights to payment and the full benefit of all security for such rights to payment, including all accounts receivable arising from goods shipped or sold or services rendered to Subsidiaries’ customers (collectively, the “Accounts Receivable”).

(i) General Intangibles. All advance payments, prepaid items and expenses, all rights of offset and credits, all causes of action, claims, demands, rights and privileges against third parties (including manufacturer and seller warranties of any goods or services provided to Subsidiaries), all attorney-client privileges and rights related thereto and all other intangible rights and assets, including all goodwill associated with the Business and the Purchased Assets.

(j) Cash. All cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

(k) Deposits. All bank and brokerage accounts, claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set off, and rights of recoupment.

(l) Rights Under Employee Benefit Plans. All rights and benefits of the Parent and the Subsidiaries with respect to the Subsidiary Employee Plans.

2.02 Excluded Assets. Notwithstanding anything to the contrary in Section 2.01, the Sellers shall not sell, convey, assign, transfer or deliver to Buyer, and Buyer shall not purchase or acquire those assets of the Subsidiaries listed on Schedule 2.02 (collectively, the “Excluded Assets”).

2.03 Assumed Liabilities. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Buyer shall assume and agree to pay, perform and discharge, as and when due, the following, and only the following, Liabilities of the Subsidiaries:

(a) Contractual Liabilities. Those Liabilities of the Subsidiaries arising from and after the Closing Date under and pursuant to the Assumed Business Agreements.

(b) Liabilities Under Permits and Licenses. Those Liabilities of the Subsidiaries arising from and after the Closing Date under any of the Business Permits described in Schedule 4.15 that are assigned to Buyer at the Closing.

(c) Certain Indebtedness. Those certain Liabilities listed on Schedule 2.03.

(d) Warranty Liabilities. Those Liabilities of Subsidiaries to service, repair, replace or re-perform products or services sold by the Subsidiaries on or before the Closing Date (i) to the extent required and limited by the relevant Subsidiary’s standard written warranty for such products or services set forth in Schedule 4.23 given by such Subsidiary in the ordinary course of the Business, but excluding any consequential, special or incidental damages, damages based on lost profits or other Liabilities for implied warranties or warranties other than such Subsidiary’s standard written warranty set forth on Schedule 4.23.

(e) Product Liability. Claims made for injury to person, damage to property or other damage arising from, caused by or arising out of the design, manufacture, assembly, installation, marketing, sale, lease or license of any product (whether or not any such products are shipped before or after the Closing), or the performance of any service (whether or not any such service is performed before or after the Closing), by the Subsidiaries.

(f) Recalls. Any Liability arising from, caused by or arising out of any obligation to implement any recall campaign with respect to any product that was assembled, installed or sold (whether or not any such products are shipped before or after the Closing), or any service that was performed (whether or not any such service is performed before or after the Closing), by the Subsidiaries.

(g) Subsidiary Employee Plans. All obligations of the Parent and the Subsidiaries with respect to the Subsidiary Employee Plans arising from and after the Closing Date.

The assumption of and agreement by Buyer to pay, perform and discharge, as and when due, the Assumed Liabilities shall not prohibit Buyer from contesting with any third party the amount, validity or enforceability of any of the Assumed Liabilities.

2.04 Excluded Liabilities. Except as and to the extent specifically set forth in Section 2.03, Buyer is not assuming any Liabilities of the Subsidiaries. Any Liability or portion thereof which is not specifically assumed by Buyer hereunder is referred to as an “Excluded Liability.” Without limitation, and notwithstanding the provisions of Section 2.03, Buyer is not assuming, and Sellers shall not be deemed to have assigned or otherwise transferred to Buyer, any of the following Liabilities of the Subsidiaries:

(a) Transaction Expenses. Any Liability incurred in connection with this Agreement and the other documents or instruments to be executed and delivered by any party pursuant hereto and the transactions contemplated hereby and thereby.

(b) Indebtedness. Except as set forth on Schedule 2.03, any Liability arising from or related to obligations for borrowed money owed or guaranteed by the Subsidiaries (including obligations under capital leases) or that is secured by any assets of the Subsidiaries or any shares of the capital stock or other equity or ownership interests of the Subsidiaries or any other Liabilities relating to the purchase of capital assets, including Liabilities arising under any loan agreement, promissory note, letter of credit, guarantee agreement, finance lease or other evidence of indebtedness of the Subsidiaries.

(c) Taxes. Any Liability for Taxes, including, without limitation, any Liability for Taxes applicable to, imposed upon or arising out of the sale or transfer of the Purchased Assets to Buyer and the other transactions contemplated hereby, including any income, transfer, sales, use, gross receipts or documentary stamp Taxes and all penalties and interest related thereto.

(d) Insured Claims. Any Liability that would otherwise constitute an Assumed Liability to the extent covered by any insurance policy of the Subsidiaries in effect prior to the Closing, but only to the extent the Subsidiaries receive or, if they had properly asserted a claim, would have received proceeds thereunder.

(e) Litigation Matters. Any Liability relating to any litigation.

(f) Infringements. Any Liability for infringement of the Intellectual Property rights of others.

(g) Liability for Breach. Any Liability for any breach or failure by the Subsidiaries to perform any of the Subsidiaries’ covenants, agreements, representations or warranties contained in, or made pursuant to, any contract, agreement or covenant, whether or not assumed hereunder, including any breach arising from assignment without the consent of third parties of the Assumed Business Agreements unless such breach is waived in writing by Buyer prior to the Closing.

(h) Liabilities Regarding Affiliates. Any Liability to the Subsidiaries’ current or former Affiliates, any liability, in whole or in part, created by, arising out of or related to the business or operations of the Subsidiaries’ current or former Affiliates, or for which any of the Subsidiaries’ current or former Affiliates might be liable (whether or not jointly with the Subsidiaries).

(i) Violation of Laws or Orders. Any Liability for any violation of or failure to comply with any federal, state, municipal, county, local, foreign or other statute, law, ordinance, rule or regulation (collectively, “Governmental Rules”) or with any order, writ, injunction, judgment, plan or decree (collectively, “Governmental Orders”) of any court, arbitrator, department, commission, board, bureau, agency, authority, instrumentality or other body, whether federal, state, municipal, county, local, foreign or other (collectively, “Governmental Entities”).

(j) Employee Obligations. Except for those obligations as a result of Buyer’s assumption of the Subsidiary Employee Plans, any Liability under any Pension Plan or other rights or Liabilities of any employee of the Subsidiaries.

(k) Environmental Liabilities. Any Liability arising out of, related to or incurred in connection with any pollution, threat to the environment, exposure to or manufacture, processing, distribution, use, treatment, generation, transport or handling, disposal, emission, discharge, storage or release of a Hazardous Substance that (i) arises out of the Subsidiaries’ or any previous owner’s or operator’s, ownership, operation or occupancy of the Business, the Facilities or any properties and assets being transferred to Buyer (whether owned, leased or otherwise held or utilized), including any failure to comply with any Environmental Rule, or (ii) occurred or existed on or before the Closing Date, or (iii) arose out of conditions or circumstances that existed on the Closing Date and which were caused by the Persons listed in clause (i) above (collectively, “Environmental Liabilities”). “Environmental Rule” means any Governmental Rule that relates to Hazardous Substances, pollution or protection of the environment, natural resources or public health, including without limitation any Governmental Rule relating to the generation, use, processing, treatment, storage, release, transport or disposal of Hazardous Substances and any common laws of nuisance, negligence and strict liability relating thereto, together with all rules, regulations and orders issued thereunder, as any of the same may be amended. “Hazardous Substance” means any substance that constitutes, in whole or in part, a pollutant, contaminant or toxic or hazardous substance or waste under, or the generation, use, processing, treatment, storage, release, transport or disposal of which is regulated by, any Governmental Rule.

(l) Successor Liabilities. Any Liability that any person or entity seeks to impose upon Buyer by virtue of any theory of successor liability, including Liabilities relating to environmental matters, any Pension Plan, Taxes, labor and employment matters, COBRA, ERISA, the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”), WARN Act or as a result of Buyer’s failure to comply with any bulk transfer or similar laws.

Sellers shall pay, perform and discharge, as and when due, all of the Excluded Liabilities.

2.05 Nonassignable Contracts and Rights. Notwithstanding anything to the contrary in this Agreement, no Business Agreements, Business Permits, properties, rights or other assets of the Subsidiaries shall be deemed sold, transferred or assigned to Buyer pursuant to this Agreement if the attempted sale, transfer or assignment thereof to Buyer without the consent or approval of any other person or entity would be ineffective or would constitute a breach of contract or a violation of any Governmental Rule or Governmental Order or would in any other way adversely affect the rights of the Subsidiaries (or Buyer as transferee or assignee), and such consent or approval is not obtained at or prior to Closing. In such case, to the extent possible, (a) the beneficial interest in or to such Business Agreements, Business Permits, properties, rights or assets (collectively, the “Beneficial Rights”) shall in any event pass at the Closing to Buyer under this Agreement; and (b) pending such consent or approval, Buyer shall discharge the obligations of the Subsidiaries under such Beneficial Rights (to the extent such obligations are Assumed Liabilities) as agent for the Subsidiaries, and the Subsidiaries shall act as Buyer’s agent in the receipt of any benefits, rights or interest received from the Beneficial Rights. If requested by Buyer, the Subsidiaries shall use their best efforts to obtain and secure all consents and approvals that may be necessary to effect the legal and valid sale, transfer or assignment of the Business Agreements, Business Permits, properties, rights or assets underlying the Beneficial Rights to Buyer without any change in any of the material terms or conditions of such Business Agreements, Business Permits, properties, rights or assets. The Subsidiaries shall make or complete such transfers as soon as reasonably possible and cooperate with Buyer in any other reasonable arrangement designed to provide for Buyer the benefits of such Business Agreements, Business Permits, properties, rights and assets, including enforcement at the cost and for the account of Buyer of any and all rights of the Subsidiaries against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise, and to provide for the discharge of any Liability under such Business Agreements, Business Permits, properties, rights or assets, to the extent such Liability constitutes an Assumed Liability. If and to the extent an arrangement reasonably acceptable to Buyer with respect to Beneficial Rights cannot be made, then Buyer, upon written notice to the Sellers Representative, shall have no obligation with respect to any such Business Agreement, Business Permit, property, right or other asset, and such Business Agreement, Business Permit, property, right or other asset shall not be deemed to be a Purchased Asset and the related Liability shall not be deemed an Assumed Liability.

ARTICLE III.

PURCHASE PRICE

3.01 Purchase Price. The aggregate purchase price for the Purchased Assets shall be (a) the assumption of the Assumed Liabilities plus (b) that number of shares of common stock of Buyer equal to Four Hundred Thousand Dollars ($400,000) divided by the average closing price per share of the Buyer’s common stock, no par value (the “Common Stock”), for the twenty (20) consecutive Trading Days ending the Trading Day immediately preceding the Closing Date (the “Average Closing Price”), which amount shall be rounded up to the nearest whole number of shares (the “Shares”) (such amount, the “Purchase Price”). “Trading Day” means any day on which the Common Stock traded on the American Stock Exchange, or, if the American Stock Exchange is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time). The Purchase Price shall be paid as follows:

(a) Shares. At the Closing, Buyer shall instruct its transfer agent to deliver stock certificates representing the Shares less the Holdback Shares to such Persons on and in accordance with the allocation set forth on Exhibit A.

(b) Holdback Amount.

(i) At the Closing, Buyer shall hold back stock certificates representing ten percent (10%) of the Shares, which Shares shall be held solely from the Shares issuable to David Langevin as set forth on Exhibit A (such shares, the “Holdback Shares”) to secure the following, and Buyer may satisfy any amounts described below (such amount, the “Set-Off Amount”) by setting off such amount from the Holdback Shares the Sellers’ indemnification obligations contained in Article VII hereof (“Indemnification Obligations”).

(ii) The number of Holdback Shares to be set-off pursuant to this Section 3.01(b) shall be determined by dividing the applicable Set-Off Amount by the Average Closing Price, which amount shall be rounded up to the nearest whole number of shares (the “Set-Off Shares”). Seller Representative shall deliver to the Buyer a separate stock power duly endorsed in blank by David Langevin with respect to the Holdback Shares (the “Stock Powers”). Seller Representative agrees to deliver to the Buyer such additional Stock Powers as may be reasonably required by Buyer in the event of a partial disbursement of the Holdback Shares as described in this Section 3.01(b). Dividends or other distributions on the Holdback Shares shall be deemed a part of the Holdback Shares and shall be collected, held, and distributed by the Buyer as set forth herein. For so long as any Holdback Shares (other than Disputed Shares, as defined below) are held by the Buyer, the Seller Representative shall be entitled to vote the Holdback Shares. Disputed Shares shall be voted only pursuant to joint instructions from Buyer and Seller Representative, and any dividends paid with respect to such Disputed Shares shall be held by the Buyer until such shares are disbursed, at which time such dividends shall be paid to the party receiving the Disputed Shares.

(iii) Subject to the terms and conditions of this Section 3.01(b), Buyer will distribute to David Langevin on the six-month anniversary of the Closing Date (the “Holdback Release Date”) all of the Holdback Shares less that number of Holdback Shares that became Set-Off Shares during such six-month period. If an Indemnification Obligation is not definitely ascertained by the Holdback Release Date, Buyer may in good faith estimate that amount and set-off against the Holdback Shares in respect of such estimate (the “Disputed Shares”), subject to an accounting to Sellers when the amount is definitely ascertained. Notwithstanding the foregoing, in the event of a Change in Control Buyer will distribute all of the Holdback Shares to David Langevin on the date of the closing of such Change in Control. A “Change in Control” shall be deemed to have occurred in the event of any transaction or series of transactions that result in the beneficial owners (as such term is defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of the Common Stock immediately prior to such transaction or series of transactions being the beneficial owners of less than 50% of the combined voting power of the Buyer immediately following such transaction or series of transactions. This Section 3.01(b) shall be without prejudice and in addition to any right of set-off, lien or other right to which Buyer is at any time otherwise entitled (whether by operation of law, agreement or otherwise). Upon disbursement of any portion of the Holdback Shares (i) to Buyer, the Buyer shall receive any dividends or other distributions with respect to the portion so disbursed, and (ii) to the Persons set forth on Exhibit A, such Persons shall receive any dividends or other distributions with respect to the portion so disbursed in accordance with Exhibit A.

(c) Ownership of Holdback Shares. The Holdback Shares shall, for all purposes, be considered property of the Parent unless and until distributed to the Buyer in accordance with this Agreement. Parent hereby grants to Buyer a first priority security interest in all of its right, title and interest in and to the Holdback Shares held under this Agreement for the purpose of securing Parent’s payment of any Set-Off Amount under this Agreement. However, any release of any portion of the Holdback Shares to the Parent, Sellers (or the Persons set forth on Exhibit A) in accordance with this Agreement shall act as an automatic termination of Buyer’s security interest in the Holdback Shares so released. Parent authorizes Buyer to file such financing statements and other documents as Buyer reasonably deems necessary or advisable to protect Buyer’s security interest in the Holdback Shares. Parent will sign such documents, provide such information, send such notices and take such other actions as Buyer reasonably requests to consummate more effectively the intent and purpose of the parties under this Section 3.01(c).

3.02 Allocation of Purchase Price. The amount of the aggregate Purchase Price shall be allocated among the Purchased Assets (or groups of such assets) for all purposes (including all tax and financial accounting purposes) in accordance with the applicable provisions of Section 1060 of the Code, and the parties agree that the fair market value of the Purchased Assets (or groups of such assets) shall be determined by appraisals conducted by Buyer following the Closing (the “Purchase Price Allocation”). Each party shall file all Tax Returns (including amended returns and claims for refund) in a manner reflecting the Purchase Price Allocation. The parties shall each execute and timely file a Form 8594 consistent with the Purchase Price Allocation, after exchanging mutually acceptable drafts of such form (and any equivalent state, municipal, county, local, foreign or other forms Tax forms). Notwithstanding the foregoing, Buyer’s cost for the Purchased Assets may differ to the extent necessary to reflect Buyer’s capitalized acquisition costs for the Purchased Assets.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF SELLERS

The Sellers jointly and severally hereby represent and warrant to Buyer as follows:

4.01 Subsidiaries. Each of Schaeff Lift Truck and Crane & Machinery is a wholly-owned subsidiary of Parent.

4.02 Power and Authority. Each of the Sellers has the necessary power and authority to own its assets and to conduct its business as presently conducted. Each of the Sellers has all power and authority necessary to execute, deliver and perform the Transaction Documents to which it is a party, including, without limitation, any approval of its members required by applicable Governmental Rules.

4.03 Execution and Enforceability. This Agreement has been, and on the Closing Date the other Transaction Documents to which the Sellers are a party will be, duly and validly executed and delivered by such party and constitute (or upon such execution and delivery will constitute) legal, valid and binding obligations of the Sellers and enforceable against the Sellers in accordance with their respective terms.

4.04 No Breach, Default, Violation or Consent. The execution, delivery and performance by the Sellers of the Transaction Documents to which each is a party do not and will not:

(a) violate the Certificate of Formation, Operating Agreement, Articles of Incorporation or Bylaws, as applicable, of the Sellers;

(b) breach or result in a default (or an event which, with the giving of notice or the passage of time, or both, would constitute a default) under, require any consent under, result in the creation of any Lien on the assets of Sellers under or give to others any rights of termination, acceleration, suspension, revocation, cancellation or amendment of any Business Agreement or Business Permit;

(c) breach or otherwise violate any Governmental Order which names any of the Sellers or is directed to any of the Sellers or any of their respective assets;

(d) violate any Governmental Rule; or

(e) require any consent, authorization, approval, exemption or other action by, or any filing, registration or qualification with, any Person.

4.05 Ownership and Control. The authorized capitalization of Parent, the issued and outstanding membership interest units of Parent and the record holders of such issued and outstanding membership interest units are as set forth on Schedule 4.05.

4.06 Financial Matters.

(a) The Sellers have previously delivered to Buyer correct and complete copies of (i) the audited consolidated balance sheet as of December 31, 2007 (“12-31-07 Balance Sheet”), and the related statements of income, retained earnings and cash flows of the Sellers as of and for its fiscal years then ended, including the footnotes thereto, and (ii) the unaudited consolidated and individual interim balance sheets and statements of income, retained earnings and cash flows of the Sellers as of and for the six months ended June 30, 2008 (“Current Financial Statements” and, together with the items described in clause (i) above, “Financial Statements”). The Financial Statements shall include segment reporting with such detail and transparency as to fairly present the assets and liabilities constituting the Business. Except as set forth on Schedule 4.06, the Financial Statements fairly present the financial condition of the Sellers as of the end of the periods covered thereby and the results of their operations and the changes in their financial position for the periods covered thereby, and were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby subject, in the case of the Financial Statements referred to in clause (ii) above and the Current Financial Statements, to year-end audit adjustments and the lack of footnotes and other presentation items.

(b) Except as and to the extent otherwise disclosed in the Current Financial Statements or on the Schedules hereto (to the extent that the type and nature of the Liability is clearly and fairly disclosed on such Schedule), the Sellers have no Liabilities relating to the Business of any kind, whether direct or indirect, fixed or contingent or otherwise, other than (i) executory obligations under Business Agreements which are not required to be set forth in the Current Financial Statements in accordance with GAAP and (ii) liabilities incurred in the ordinary course of business, consistent with past practice, since August 31, 2008 (“Financial Statement Date”). As used in this Agreement, “Liability” means any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted or unasserted, liquidated or unliquidated, secured or unsecured.

(c) Internal Accounting Controls. The Sellers maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(d) Independent Auditors. All auditors who have expressed opinions with respect to the Financial Statements are independent as such term is described in Rule 2-01 of Regulation S-X promulgated by the Securities and Exchange Commission.

4.07 Tax Matters. Except as otherwise disclosed on Schedule 4.07:

(a) all returns, declarations, reports and information statements with respect to Taxes which are required to be filed by or on behalf of the Sellers with any governmental entity (collectively, “Tax Returns”) have been properly prepared and timely filed, and when filed, were true, correct and complete in all material respects;

(b) the Sellers have paid, or have made adequate reserves on their balance sheets contained in the Current Financial Statements for the payment of, all taxes, charges, fees, levies and assessments (whether computed on a separate, consolidated, combined, unitary or other basis) relating to the Business, including without limitation all income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipts, capital stock, production, net worth, business and occupation, disability, social security, employment, payroll, license, estimated, stamp, custom duties, severance and withholding taxes or charges, imposed by any governmental entity, and any interest or penalties thereon (collectively, “Taxes”), attributable to periods preceding or ending with the Financial Statement Date;

(c) since the Financial Statement Date, the Sellers have not incurred any Taxes relating to the Business other than Taxes incurred in the ordinary course of business consistent in type and amount with past practices of the Sellers;

(d) to the Sellers’ knowledge, there are no proposed assessments of any additional Taxes relating to the Business against the Sellers by any governmental entity or (whether or not reserved against);

(e) the Sellers are not currently being audited by any governmental entity, and no such audit is pending or, to the Sellers’ knowledge, threatened;

(f) the Sellers have not been given any currently effective waiver or extension of any period of limitation governing the time of assessment or collection of any Tax relating to the Business; and

(g) the Sellers are not a party to any Tax allocation, Tax sharing or similar agreement with any other Person relating to the Business.

4.08 Accounts Receivables. All Accounts Receivable reflected on the balance sheet contained in the Current Financial Statements, and all Accounts Receivable that have arisen since the Financial Statement Date, (a) arose out of arm’s length transactions actually made in the ordinary course of business, (b) are not in dispute, and (c) are current and collectible without set off, discount or counterclaim. Except as set forth in Schedule 4.12, no Person has any Lien on any of the Accounts Receivable and no request or agreement for deduction or discount has been made with respect to any Accounts Receivable. The Sellers have no knowledge that any of its customers has indicated its unwillingness to pay any Accounts Receivable. Schedule 4.08 contains an aged schedule of accounts receivable reflected on the balance sheet contained in the Current Financial Statements.

4.09 Inventory. All Inventory reflected on the balance sheet contained in the Current Financial Statements is valued in accordance with GAAP at the lower of cost (on the basis of FIFO) or market. All Inventory purchased since the Financial Statement Date consists of a quality and quantity usable and saleable in the ordinary course of business. Except as set forth in Schedule 4.09, all Inventory is located at, or is in transit to or from, the Subsidiaries’ Facilities. Except as set forth in Schedule 4.09 (which contains a description of any exceptions and related amounts), (i) all work-in-process contained in Inventory constitutes items in process of production pursuant to Business Agreements entered into (including orders taken) in the ordinary course of business by regular customers of the Subsidiaries, and (ii) no valid grounds exist for any set off of amounts billable to such customers on the completion of the Business Agreements to which work-in-process relates. All work-in-process consists of a quality ordinarily produced in accordance with the requirements of Business Agreements to which such work-in-process relates. The Subsidiaries will have on hand as of the Closing such quantities of Inventory as are reasonably required to continue the Business of the Subsidiaries immediately after the Closing consistent with past practice.

4.10 Litigation. There is no pending or, to the Sellers’ knowledge, threatened investigation, action or proceeding against the Sellers or its assets by or before any governmental entity or arbitrator. To the Sellers’ knowledge, no event has occurred or action taken that is reasonably likely to result in any of the foregoing (other than litigation that relates exclusively to Excluded Liabilities hereunder).

4.11 Absence of Certain Changes and Events. Except as otherwise disclosed on Schedule 4.11, since January 1, 2008:

(a) the Sellers have not incurred any obligation or Liability relating to the Business except for normal trade obligations incurred in the ordinary course of business and other obligations which do not require the expenditure of more than $5,000;

(b) no casualty, loss or damage has occurred with respect to any Purchased Assets having a value of $5,000 in the aggregate that is not covered by insurance;

(c) the Sellers have not sold, transferred or otherwise disposed of any of their properties or assets or any interest therein used in the Business, or agreed to do any of the foregoing, except for sales of inventory in the ordinary course of business;

(d) the Sellers have not waived or released any of their rights with respect to its Business or the Purchased Assets or permitted any of such rights to lapse, which would affect the payment or receipt of funds in excess of $5,000 with respect to any item or series or related items;

(e) there has not been any material change in the financial or Tax accounting principles or methods of the Sellers, except to the extent required by GAAP;

(f) the Sellers have not introduced any material change with respect to the Business; and

(g) no event not in the ordinary course of business has occurred, and no condition exists, which could reasonably be expected to have a material adverse effect on the Business.

4.12 Title to and Condition of Properties.

(a) Marketable Title. The Subsidiaries have good and marketable fee title or leasehold title (as applicable) to all of the Purchased Assets, free and clear of all mortgages, liens (statutory or otherwise), security interests, claims, pledges, licenses, equities, options, conditional sales contracts, assessments, levies, easements, covenants, conditions, reservations, encroachments, hypothecations, equities, restrictions, rights-of-way, exceptions, limitations, charges, possibilities of reversion, rights of refusal or encumbrances of any nature whatsoever (collectively, “Liens”) except for Liens listed on Schedule 4.12. At the Closing, Buyer will receive good and marketable fee title or leasehold title (as applicable) to all of the Purchased Assets, free and clear of all Liens other than Liens marked as “Permitted Liens” on Schedule 4.12. Except as set forth in Schedule 4.12, the Subsidiaries are not using, in the current conduct of the Business, any properties, rights or assets that are not owned, licensed or leased by it.

(b) Condition. All tangible assets (real and personal) constituting Purchased Assets and currently used in the Business are in good operating condition and repair, ordinary wear and tear excepted.

4.13 Constituent Documents and Governmental Rules. Each of the Sellers is in compliance with (a) its charter, operating agreement and bylaws, as applicable (correct and complete copies of which have been delivered to Buyer) and (b) all Governmental Rules applicable to the Sellers or to the Business or the Purchased Assets.

4.14 Governmental Orders. Schedule 4.14 sets forth a correct and complete list of all Governmental Orders which are currently in effect and which name the Sellers or are directed to the Sellers or any of the Purchased Assets or the Business. The Sellers are in compliance with all such Governmental Orders.

4.15 Business Permits. Schedule 4.15 sets forth a correct and complete list of all Business Permits which have been obtained by the Subsidiaries relating to the Business and are currently in effect and indicates for each whether any consent or other action is required in order for the same to remain in full force and effect following the Closing. Such Business Permits have been validly acquired, are in full force and effect and represent all licenses, permits, approvals, certifications, consents and listings issued by or obtained from a Governmental Entity that are necessary under applicable Governmental Rules for the Subsidiaries to conduct the Business as currently conducted and to own, occupy or use the Purchased Assets. The Subsidiaries are in compliance with all such Business Permits.

4.16 U.S. Government Contracts.

(a) The Subsidiaries are not a party, either as a prime contractor or as a subcontractor in connection with the Business, to any contract with the United States government or any agency or instrumentality thereof other than contracts with respect to which it is exempt from submission and/or certification of cost or pricing data as defined in the Truth in Negotiations Act.

(b) Except as described in Schedule 4.16, the Subsidiaries have not received any United States government business in calendar years 2006, 2007 or 2008 under restricted, small business or other set aside programs (for companies with fewer than 1,000 employees).

4.17 Intellectual Property. Schedule 4.17 sets forth a correct and complete list of (a) all Intellectual Property used or held for use in the Business which is registered with any Governmental Entity and all applications therefor and (b) all licenses for Intellectual Property used or held for use in the Business to which the Sellers are a party (excluding “shrink-wrapped” software applications which are generally available to the public). The Sellers have the lawful right to use all of such Intellectual Property and no such use infringes upon the lawful rights of any other Person. To the Sellers’ knowledge, no Person is using any such Intellectual Property in a manner which infringes upon the lawful rights of the Sellers. The Intellectual Property constitutes all intellectual property necessary for the Subsidiaries to conduct the Business as currently conducted. Except pursuant to the licenses referred to above, the Sellers pay no royalties or other consideration for the right to use such Intellectual Property owned by others. The Sellers have maintained the confidentiality of all such Intellectual Property to the extent necessary to maintain its proprietary rights therein. All software used by the Subsidiaries in the Business or installed on any computer owned or used by the Subsidiaries in the Business is subject to valid, fully paid licenses.

4.18 Insurance. Schedule 4.18 sets forth a correct and complete list of all insurance policies relating to the Business of which the Subsidiaries are the owner, insured, loss payee or beneficiary and indicates for each such policy any pending claims thereunder. The Sellers have delivered true, correct and complete copies of each insurance policy set forth on Schedule 4.18 to Buyer, and each such policy is legal, valid, binding, enforceable and in full force and effect with respect to the Subsidiaries and, to Sellers’ knowledge, with respect to the other parties thereto. Schedule 4.18 indicates each insurance policy as to which (i) the coverage limit has been reached or (ii) the total incurred losses to date equal 75% or more of the coverage limit. Except as otherwise disclosed on Schedule 4.18: (a) the Sellers have not received any notice, with respect to pending claims, that it has failed to give any notice or present any such claim under any such policy in a timely fashion or as otherwise required by such policy; (b) all premiums under such policies which are due and payable have been paid in full; (c) since January 1, 2008, the Sellers have not received notice of any increase in the premium under, cancellation or non-renewal of any such policy; and (d) there is no claim by the Sellers pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriters of such policies. The insurance policies set forth on Schedule 4.18 are sufficient for compliance by the Subsidiaries with all requirements of Governmental Rules and all Business Agreements.

4.19 Other Business Agreements. Schedule 4.19 sets forth a correct and complete list of all Business Agreements other than (a) Business Agreements listed on any of Schedules 4.15, or 4.17, and (b) Business Agreements involving the payment by or to the Subsidiaries, or creating any liability of the Subsidiaries, of less than $2,500 (or, in the case of open purchase orders, $5,000) over the term thereof. Except as set forth on Schedule 4.19:

(a) Purchase Commitments. The Subsidiaries have no Business Agreements for the purchase of Inventory items that, together with amounts on hand, constitute more than six (6) months normal usage or that are at an excessive price.

(b) Sales Commitments. The Subsidiaries have no Business Agreements that aggregate in excess of $50,000 (or, in the case of open purchase orders, $25,000) to any one customer or group of affiliated customers; provided, that, in the case of open purchase orders listed on the attachments to Schedule 4.19, this representation and warranty is made as of the date of such attachments. The Subsidiaries have no Business Agreements for sales except those made in the ordinary course of business at arm’s length. The backlog of existing orders and sales orders of the Subsidiaries, as of June 30, 2008, is set forth in Schedule 4.19, all of which represent bona fide orders taken in the ordinary course of business.

(c) Leases. The Subsidiaries (whether as lessor or lessee) have no contracts for the lease or use of personal property which require payments by or to the Subsidiaries in excess of $10,000 over the term thereof.

(d) Governmental Contracts. The Subsidiaries have no Business Agreement with any governmental entity whether federal, state, municipal, county, local, foreign or other.

4.20 Status of Business Agreements. Each Business Agreement is in full force and effect and is enforceable against the Subsidiaries and, to the Sellers’ knowledge, the other parties thereto, in accordance with its terms. The Subsidiaries are in compliance with each such Business Agreement. To Sellers’ knowledge, all other parties to such Business Agreements are in compliance with the terms thereof. Except as otherwise disclosed on Schedule 4.20, no consent or other action is required in order for such Business Agreements to remain in full force and effect following the Closing. Such Business Agreements constitute all material contracts, agreements, leases, licenses, commitments and purchase orders necessary for the Subsidiaries to conduct the Business as currently conducted.

4.21 Transactions with Related Parties. Except as otherwise disclosed on Schedule 4.21, (a) none of the customers, suppliers, distributors or sales representatives of the Sellers are Related Parties; (b) none of the Purchased Assets are owned or used by or leased to any Related Parties; (c) no Related Party is a party to any Business Agreement; and (d) no Related Party provides any legal, accounting or other services to the Sellers. For purposes of this Section 4.21, Buyer shall not be deemed a Related Party.

As used in this Agreement the following terms have the following meanings:

“Affiliate” of a Person means any other Person who controls, is controlled by or is under common control with such Person, and “control” means, with respect to any Person, the direct or indirect ability to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization, a government, and any other legal entity.

“Related Party” means (i) the Sellers, (ii) any Affiliate of the Sellers and (iii) any director, officer or equity holder of any of the Sellers or any Affiliate of the Sellers.

4.22 Assets and Services Necessary to Business. The Purchased Assets include all property and assets (other than Excluded Assets), tangible and intangible, and all leases, licenses and other agreements, which are necessary to permit Buyer to carry on, or which are currently used or held for use in the Business by the Subsidiaries in substantially the same manner as conducted during the previous twelve months.

4.23 Product Warranty and Product Liability. Schedule 4.23 contains a true, correct and complete copy of the standard warranty or warranties for sales of products or services of the Subsidiaries and a list of any non-standard warranties by which the Subsidiaries are bound, and except as expressly set forth therein, there are no warranties, deviations from standard warranties or commitments or obligations with respect to the return, repair, replacement or re-performance of products or services under which the Subsidiaries could have any Liability. Since January 1, 2003, none of the products and services has been the subject of any replacement, field fix, retrofit, modification or recall campaign, and to the Sellers’ knowledge, no facts or conditions exist that could reasonably be expected to result in such a recall campaign.

4.24 Bank Accounts. Schedule 4.24 identifies all bank and brokerage accounts of the Subsidiaries, whether or not such accounts are held in the name of the Subsidiaries, lists the respective signatories therefor and lists the names of all Persons holding a power of attorney from the Subsidiaries with respect to such accounts.

4.25 Employee Claims. Other than as set forth in Schedule 4.25, there are no claims against the Subsidiaries arising out of any employment action or practice in connection with the employment or termination of employment of any persons currently or formerly employed or seeking to be employed by the Subsidiaries, including Liabilities based upon breach of employment or labor contract, employment discrimination, wrongful termination, wage and hour or health and safety requirements, workers’ compensation, constructive termination, failure to give reasonable notice or pay in lieu of notice, severance or termination pay or the Consolidated Omnibus Budget Reconciliation Act, as amended (“COBRA”), the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Worker Adjustment Retraining Notification Act of 1988, as amended (the “WARN Act”), or the National Labor Relations Act, as amended, or any equivalent state, municipal, county, local, foreign or other law.

4.26 Employee Benefit Plans.

(a) Definitions. The following terms shall have the meanings set forth below:

(i) “ERISA Affiliate” shall mean any other Person or entity controlled by or under common control with the Parent within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations thereunder;

(ii) “DOL” shall mean the United States Department of Labor;

(iii) “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended;

(iv) “Employee” shall mean any current, former, or retired employee, officer, or director of the Subsidiaries or any ERISA Affiliate;

(v) “Employee Agreement” shall refer to each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or similar agreement or contract between the Parent, the Subsidiaries or any ERISA Affiliate and any Employee or consultant;

(vi) “IRS” shall mean the United States Internal Revenue Service;

(vii) “Pension Plan” shall refer to each Subsidiary Employee Plan that is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA; and

(viii) “Subsidiary Employee Plan” shall refer to any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, deferred compensation, incentive compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded, including without limitation each “employee benefit plan”, within the meaning of Section 3(3) of ERISA that is or has been maintained, contributed to, or required to be contributed to, by the Parent, any Subsidiary or any ERISA Affiliate for the benefit of any Employee, and pursuant to which the Parent, any Subsidiary, or any ERISA Affiliate has or may have any liability, contingent or otherwise.

(b) Schedule. Schedule 4.26(b) contains a complete list of each Subsidiary Employee Plan. Neither the Parent, any Subsidiary nor any ERISA Affiliate has any Employee Agreement.

(c) Documents. The Sellers have provided or made available to the Buyer true and complete copies of (i) all documents comprising each written Subsidiary Employee Plan, including all amendments thereof and any trust agreements, insurance contracts, and other funding agreements and a complete description of any unwritten Subsidiary Employee Plan or Employee Agreement; (ii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Subsidiary Employee Plan or related trust; (iii) the most recent actuarial reports, if any, prepared for each of the Subsidiary Employee Plans for which such report is required or was prepared and the most recent certified financial statements for each of the Subsidiary Employee Plans, if any, for which such report is required or was prepared; (iv) the most recent summary plan description together with the most recent summary of modifications thereto, if any, required under ERISA with respect to each Subsidiary Employee Plan; and (v) all IRS determination letters and rulings, if any, relating to Subsidiary Employee Plans and copies of all applications and correspondence to or from the IRS or the DOL with respect to any Subsidiary Employee Plan.

(d) Employee Plan Compliance. (i) The Parent, the Subsidiaries and each ERISA Affiliate has performed all material obligations required to be performed by it under each Subsidiary Employee Plan, and each Subsidiary Employee Plan has been established and maintained in accordance with its terms and in material compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) no “prohibited transaction,” within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Subsidiary Employee Plan that would result in material liability to the Parent or any Subsidiary; (iii) there are no actions, suits or claims pending, or, to the Sellers’ knowledge, threatened or anticipated (other than routine claims for benefits) against any Subsidiary Employee Plan or against the assets of any Subsidiary Employee Plan that would result in material liability to the Parent or any Subsidiary; (iv) each Subsidiary Employee Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without material liability to the Parent, the Subsidiaries, or any of its ERISA Affiliates (other than for ordinary administration expenses typically incurred in a termination event and benefits accrued through the effective date of such amendment, termination or discontinuance); (v) there are no inquiries or proceedings pending or, to the Sellers’ knowledge, threatened by the IRS or DOL with respect to any Subsidiary Employee Plan; (vi) neither Parent nor any Subsidiary is subject to any penalty or tax with respect to any Subsidiary Employee Plan under Section 502(i) of ERISA or Section 4975 through 4980 of the Code; and (vii) all contributions, premiums or other payments due and owing from the Parent or its ERISA Affiliates with respect to any Subsidiary Employee Plan have been timely paid.

(e) No Pension Plans. Neither the Parent, the Subsidiaries, nor an ERISA Affiliate now sponsors nor have they ever sponsored, maintained, contributed to or been required to contribute to a Pension Plan.

(f) No Post-Employment Obligations. Except as required under COBRA, no Subsidiary Employee Plan provides, or has any liability to provide, life insurance, medical benefits or other employee benefits to any Employee upon or following his or her retirement or termination of employment for any reason, except for benefits accrued through the date of termination and as may be required by statute, and neither the Parent, the Subsidiaries, nor any ERISA Affiliate has ever represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to its Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment.

(g) Effect of Transaction. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not, either alone or in combination with another event, constitute an event under any Subsidiary Employee Plan, Employee Agreement, trust or loan or applicable law that will result in any payment (whether of severance pay, unemployment compensation, golden parachute, bonus or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee. No amount payable under any Subsidiary Employee Plan or Employee Agreement or otherwise will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code.

4.27 Distributors, Customers and Suppliers. Sellers have not received any written or oral threat from any distributors, customers or suppliers of any Subsidiary to terminate, cancel or otherwise adversely and materially modify its relationship with any Subsidiary or to materially decrease or limit its products to or services to the Subsidiaries or its usage, purchase or distribution of the services or products of the Subsidiaries.

4.28 Accredited Investor Status. Each of the Sellers and the Persons set forth on Exhibit A are “accredited investors” as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “1933 Act”). Each of the Sellers has such knowledge and experience in financial and business matters that the Seller is capable of evaluating the merits and risks of the purchase of the Shares. None of the Sellers nor the Persons set forth on Exhibit A are registered as a broker or dealer under Section 15(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), affiliated with any broker or dealer registered under Section 15(a) of the 1934 Act, or a member of the Financial Industry Regulatory Authority.

4.29 Information. Each of the Sellers, the Persons set forth on Exhibit A and their advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Buyer which have been requested and materials relating to the offer and sale of the Shares which have been requested by the Sellers and the Persons set forth on Exhibit A. The Sellers, the Persons set forth on Exhibit A and their advisors, if any, have been afforded the opportunity to ask questions of the Buyer. The Sellers acknowledge that (i) they have been provided with and have reviewed copies of the Buyer’s filings with the Securities and Exchange Commission, and (ii) the Sellers’ purchase of the Shares involves a high degree of risk and that the Sellers may never recover the Sellers’ investment in these securities.

4.30 Investment Representation. The Sellers are purchasing the Shares for the Sellers’ own accounts and not with a view to distribution in violation of any securities laws. The Sellers have been advised and understand that the Shares have not been registered under the 1933 Act or under the “blue sky” laws of any jurisdiction and may be resold only if registered pursuant to the provisions of the 1933 Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law. The Sellers have been advised and understand that the Buyer, in issuing the Shares, is relying upon, among other things, the representations and warranties of the Purchaser contained herein in concluding that such issuance is a “private offering” and is exempt from the registration provisions of the 1933 Act.

4.31 Rule 144. The Sellers understand that there is no public trading market for the Shares, that none is expected to develop, and that the Shares must be held indefinitely unless and until such Shares are registered under the 1933 Act or an exemption from registration is available. The Sellers have been advised or are aware of the provisions of Rule 144 promulgated under the 1933 Act. The Sellers understand that the Shares have not been, and will not be, registered under the 1933 Act, by reason of a specific exemption from the registration provisions of the 1933 Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Sellers’ representations as expressed herein. The Sellers understand that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Parent must hold the Shares unless they are registered under the 1933 Act and applicable state securities laws, or an exemption from such registration and qualification requirements is available. In connection with any transfer of the Shares other than pursuant to an effective registration statement or to an Affiliate of Parent who qualifies as an accredited investor under Regulation D of the 1933 Act, the Buyer may require the transferor thereof to provide to the Buyer an opinion of counsel selected by the transferor but reasonably satisfactory to the Buyer, the form and substance of which opinion shall be reasonably satisfactory to the Buyer, to the effect that such transfer does not require registration of such transferred Shares under the 1933 Act, provided that Buyer will provide any such opinion of counsel in connection with a transfer of Buyer Shares that meets all of the conditions of Rule 144 of the Securities Act. Sellers represent that the Persons set forth on Exhibit A are Affiliates of Parent who qualify as accredited investors under Regulation D of the 1933 Act. Parent acknowledges and agrees that certificates evidencing the Buyer Shares will contain the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO MANITEX INTERNATIONAL, INC.

4.32 Residency. Parent’s principal place of business is in the State of Illinois.

4.33 Brokers. Neither the Sellers nor any of their officers, directors, shareholders, agents or representatives has employed or retained, or have any liability to, any broker, agent or finder on account of this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby.

4.34 Full Disclosure. No statement contained in any representation or warranty of Sellers contained herein or any statement contained in any certificate or schedule furnished or to be furnished by the Sellers or Parent to Buyer in, or pursuant to the provisions of, this Agreement, contains or shall contain any untrue statement of material fact or omits or will omit to state any material fact.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES OF BUYER

The Buyer represents and warrants to the Sellers as follows:

5.01 Organization. Buyer is a corporation duly organized, validly existing and in good standing in Michigan.

5.02 Power and Authority. Buyer has the corporate power and authority to own its properties and assets, to conduct its business as presently conducted and to execute, deliver and perform the Transaction Documents to which it is a party.

5.03 Execution and Enforceability. This Agreement has been, and on the Closing Date the other Transaction Documents to which Buyer is a party will be, duly and validly executed and delivered by Buyer and constitutes (or upon such execution and delivery will constitute) legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

5.04 No Breach, Default, Violation or Consent. The execution, delivery and performance by Buyer of the Transaction Documents to which it is a party do not and will not:

(a) violate Buyer’s charter or bylaws;

(b) breach or result in a default (or an event which, with the giving of notice or the passage of time, or both, would constitute a default) under, require any consent under, result in the creation of any Lien on any assets of Buyer under or give to others any rights of termination, acceleration, suspension, revocation, cancellation or amendment of any agreement to which Buyer is a party or by which Buyer or any of its respective assets is bound;

(c) breach or otherwise violate any Governmental Order which names Buyer or is directed to Buyer or any of its assets;

(d) violate any Governmental Rule; or

(e) require any consent, authorization, approval, exemption or other action by, or any filing, registration or qualification with, any Person.

5.05 Title to Shares. The Shares (a) are duly authorized, (b) when issued and sold to the Parent will be validly issued, (c) after receipt of all consideration due therefore, will be fully paid and non-assessable, and (d) will be free and clear of all liens (other than restrictions under the 1933 Act and those created by Parent or any of its Affiliates).

5.06 Disclaimer of Buyer. Buyer shall not be deemed to have made to the Sellers any representation or warranty other than as expressly made in Article V hereof. In particular, Buyer makes no representation or warranty with respect to any projections, estimates or budgets heretofore delivered or made available to the Sellers concerning future revenues, expenses, expenditures or results of operations.

5.07 Brokers. Buyer has not employed or retained, or has any liability to, any broker, agent or finder on account of this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby.

ARTICLE VI.

COVENANTS

6.01 Post-Closing Receipts. Sellers authorize and empower Buyer on and after the Closing Date to receive and open all mail received by Buyer relating to the Business, Purchased Assets or Assumed Liabilities and to deal with the contents of such communications in any proper manner. The Sellers shall promptly deliver to Buyer any mail or other communication received by them on or after the Closing Date relating to the Business, Purchased Assets or Assumed Liabilities. Buyer shall promptly deliver to Sellers Representative any mail or other communication received by it on or after the Closing Date relating to the Excluded Assets or Excluded Liabilities. On or after the Closing Date, if the Sellers receive any checks or other funds on account of or in respect of the Business or Purchased Assets, then the Sellers shall not cash such checks or deposit such funds into the Sellers’ accounts, and the Sellers shall promptly forward such checks or funds to Buyer (properly endorsed for deposit by Buyer). On and after the Closing Date, if Buyer receives any checks or other funds on account of or in respect of the Excluded Assets, then Buyer shall not cash such checks or deposit such funds into its account, and Buyer shall promptly forward such checks or funds to Sellers Representative. Each Party shall undertake commercially reasonable efforts to ensure that third parties direct mail and other communications to the proper party or parties after the Closing

6.02 Transfer of Bank Accounts, Etc. Contemporaneous with or immediately following the Closing, Parent shall cause the Subsidiaries to transfer and assign to the Buyer, effective as of the Closing Date, (A) all accounts listed on Schedule 4.24, whether or not such accounts are held in the name of the Parent or Subsidiaries, and (B) any power of attorney from the Parent or Subsidiaries with respect to such accounts.

6.03 Use of Names. At Closing, Schaeff Lift Truck shall change its corporate name to a name not using the term “Schaeff” or the phrase “Schaeff Lift Truck” or any deceptively similar name, and Crane & Machinery shall change its corporate name to a name not using the term “Crane” or the phrase “Crane & Machinery” or any deceptively similar name. After the Closing, neither Schaeff Lift Truck nor any Affiliate of Schaeff Lift Truck shall, without the prior written consent of Buyer, make any use of any name, mark, trade name, trademark, service mark or domain name incorporating “Schaeff,” “Schaeff Lift Truck,” or any letters, words or phrases confusingly similar to any of the foregoing, except to the extent necessary for Schaeff Lift Truck to pay its liabilities, to prepare its Tax Returns and similar reports and to otherwise wind up and conclude its business. After the Closing, neither Crane & Machinery nor any Affiliate of Crane & Machinery shall, without the prior written consent of Buyer, make any use of any name, mark, trade name, trademark, service mark or domain name incorporating “Crane,” “Crane & Machinery,” or any letters, words or phrases confusingly similar to any of the foregoing, except to the extent necessary for Crane & Machinery to pay its liabilities, to prepare its Tax Returns and similar reports and to otherwise wind up and conclude its business.

ARTICLE VII.

CLOSING

7.01 Closing. The closing of the transactions contemplated hereby (“Closing”) will take place at the offices of the Parent, 7402 W. 100th Place, Bridgeview, Illinois, simultaneously with the execution and delivery of this Agreement by the parties unless another place, or date is agreed to in writing by the parties. The date on which the Closing occurs is referred to herein as the “Closing Date”.

7.02 Documents to be Delivered by Seller Parties. At the Closing, the Sellers shall deliver to the Buyer the following documents, in each case duly executed or otherwise in proper form:

(a) Consents and Approvals. Each consent, authorization, approval, exemption, filing, registration or qualification, if any, listed on Schedule 7.02 hereto or which are otherwise necessary (under applicable Governmental Rules or otherwise) for the Sellers to execute, deliver and perform the Transaction.

(b) Secretary’s Certificate. A certificate of the Secretary or Manager, as applicable, of each of the Sellers dated the Closing Date and certifying (i) that correct and complete copies of its organizational documents are attached thereto, (ii) that correct and complete copies of each resolution of its board of directors or managers and members, as applicable, approving the Transaction Documents and authorizing the execution thereof and the consummation of the transactions contemplated thereby are attached thereto and (iii) the incumbency and signatures of the managers or officers of the Sellers, as applicable, authorized to execute and deliver the Transaction Documents on behalf of the Sellers.

(c) Bill of Sale. A bill of sale in form and substance mutually acceptable to the parties.

(d) Assignment and Assumption. An assignment and assumption agreement in form and substance mutually acceptable to the parties (together with the documents referred to in clauses (d) above, the “Transaction Documents”).

(e) Other Closing Documents. All other agreements, certificates, instruments, certifications and documents contemplated by this Agreement or reasonably requested by the Buyer in order to fully consummate the transactions contemplated by this Agreement and carry out the purposes and intent of this Agreement.

7.03 Documents to be Delivered by the Buyer. At the Closing, the Buyer shall deliver to the Sellers, the following documents, in each case duly executed or otherwise in proper form:

(a) Secretary’s Certificate. Buyer will have delivered to the Sellers a certificate of the Secretary of Buyer dated the Closing Date and certifying (i) that correct and complete copies of its charter and bylaws are attached thereto, (ii) that correct and complete copies of the resolution of its board of directors approving the Transaction Documents and authorizing the execution thereof and the consummation of the transactions contemplated thereby are attached thereto and (iii) the incumbency and signatures of the officers of Buyer authorized to execute and deliver the Transaction Documents on behalf of Buyer.

(b) Transaction Documents. The Assignment and Assumption Agreement.

(c) Certificate of Resale. An Illinois Department of Revenue Form CRT-61, Certificate of Resale.

(d) Other Closing Documents. All other agreements, certificates, instruments, certifications and documents contemplated by this Agreement or reasonably requested by the Buyer in order to fully consummate the transactions contemplated by this Agreement and carry out the purposes and intent of this Agreement.

ARTICLE VIII.

INDEMNIFICATION

8.01 Indemnification by the Sellers. Each of the Sellers, jointly and severally, will defend, indemnify and hold harmless the Buyer and its respective equity holders, directors, officers, employees and agents (each a “Seller Indemnitee”) from and against any and all claims (including without limitation any investigation, action or other proceeding, whether instituted by a third party against a

Seller Indemnitee or by a Seller Indemnitee for the purpose of enforcing its rights hereunder), damages, losses, liabilities, costs and expenses (including without limitation reasonable attorneys’ fees and court costs including attorneys’ fees and costs incurred in connection with collecting, investigating or bringing proceedings to collect the indemnity pursuant to this Section) (“Losses”) that constitute, or arise out of or in connection with:

(a) any inaccuracy, misrepresentation or breach of warranty of the Sellers under this Agreement;

(b) any default by the Sellers in the performance or observance of any of their respective covenants or agreements hereunder or under the Transaction Documents; or

(c) any Excluded Liability.

8.02 Third-Party Claims. If any investigation, action or other proceeding (each a “Proceeding”) is initiated against any Seller Indemnitee by any third party and such Seller Indemnitee intends to seek indemnification from the Sellers (each an “Indemnitor”), as applicable, under this Article on account of its involvement in such Proceeding, then such Indemnitee will give prompt notice to the applicable Indemnitor of such Proceeding; provided, that the failure to so notify such Indemnitor will not affect such Indemnitor’s obligations under this Article, except to the extent the Indemnitor is prejudiced thereby. Upon receipt of such notice, such Indemnitor may undertake and control the defense against such Proceeding if the Indemnitor admits that it has an indemnification obligation hereunder in which case such Indemnitor will diligently defend against such Proceeding on behalf of such Seller Indemnitee using counsel reasonably acceptable to such Seller Indemnitee and will pay all costs, expenses, damages, judgments, awards, penalties and assessments incurred in connection therewith. With the prior written consent of the Seller Indemnitee, the Indemnitor may defend against such Proceeding without admitting that it has an indemnification obligation hereunder, provided, in each case that if such Indemnitor fails or refuses to conduct such defense, then such Seller Indemnitee may defend against such Proceeding at such Indemnitor’s expense. Such Indemnitor or Seller Indemnitee, as applicable, may participate in any Proceeding being defended against by the other at its own expense, and will not settle any Proceeding without the prior consent of the other, which consent will not be unreasonably withheld; provided, that the consent of an Indemnitor is not required if such Indemnitor failed or refused to defend the Seller Indemnitee in the Proceeding that is being settled. Such Indemnitor and Seller Indemnitee will cooperate with each other in the conduct of any such Proceeding.

8.03 Duration of Indemnification Obligations. Except for claims involving fraud or any Excluded Liability, as to which claims may be brought without limitation as to time or amount no claims for indemnification under Section 8.01(a) may be asserted after the lapse of six months after the Closing Date.

8.04 Fraud. Notwithstanding anything to the contrary in this Agreement, the limitations and thresholds set forth in Article VIII shall not apply with respect to (i) fraud, intentional misrepresentation or willful breach or misconduct, (ii) any equitable remedy, including a preliminary or permanent injunction or specific performance or (iii) any Excluded Liability.

8.05 Notice and Satisfaction of Indemnification Claims. No indemnification claim will be deemed to have been asserted until the Buyer has given notice to the Seller Representative of the amount of such claim and the facts on which such claim is based. Notice of an indemnification claim will be deemed to cover claims arising out of all related Proceedings. Indemnification claims (other than those satisfied out of the Holdback Shares) will be paid within thirty (30) days after the Seller Representative’s receipt of such notice. The right to set-off in this Section and Section 3.01(b) shall be without prejudice and in addition to any right of set-off, lien or other right to which the Buyer is at any time otherwise entitled (whether by operation of law, agreement or otherwise). Indemnification claims against the Sellers will be joint and several

8.06 Limits on Indemnification. An Indemnitor shall have no obligation to indemnify any Seller Indemnitee until the aggregate amount of the Losses subject thereto exceeds $5,000 (the “Threshold Amount”), after which, subject to the next sentence of this section, the obligation of the Indemnitors shall be to indemnify the Seller Indemnitee to the full extent of such Losses. Indemnification claims against an Indemnitor will be satisfied solely out of the Holdback Shares, and the maximum aggregate amount that the Seller Indemnitee may seek under an indemnification claim shall be limited to the value of the Holdback Shares

8.07 Sole Remedy. The Buyer’s indemnification rights shall be the Buyer’s exclusive remedies subsequent to the Closing Date with respect to any matter arising under or in connection with this Agreement.

8.08 Tax Treatment. Any indemnification payments under this Article will be treated, for Tax purposes, as adjustments to the Purchase Price.

ARTICLE IX.

GENERAL PROVISIONS

9.01 Assignment. Neither this Agreement nor any right, interest or obligation hereunder may be assigned, pledged or otherwise transferred by any party, whether by operation of law or otherwise, without the prior consent of the other party or parties; provided, that Seller and Parent may assign all of their rights hereunder to the shareholders of Parent or any Person acting on their behalf.

9.02 Confidentiality.

(a) As used in this Section the “Confidential Information” of a party means all information concerning or related to the business, operations, financial condition or prospects of such party or any of its Affiliates, regardless of the form in which such information appears and whether or not such information has been reduced to a tangible form, and specifically includes (i) all information regarding the officers, directors, employees, equity holders, customers, suppliers, distributors, sales representatives and licensees of such party and its Affiliates, in each case whether present or prospective, (ii) all inventions, discoveries, trade secrets, processes, techniques, methods, formulae, ideas and know-how of such party and its Affiliates, (iii) all financial statements, audit reports, budgets and business plans or forecasts of such party and its Affiliates and (iv) the Transaction

Documents and the transactions contemplated thereby; provided, that the Confidential Information of a party does not include (A) information which is or becomes generally known to the public through no act or omission of the other party and (B) information which has been or hereafter is lawfully obtained by the other party from a source other than the party to whom such Confidential Information belongs (or any of its Affiliates or their respective officers, directors, employees, equity holders or agents) so long as, in the case of information obtained from a third party, such third party was or is not, directly or indirectly, subject to an obligation of confidentiality owed to the party to whom such Confidential Information belongs or any of its Affiliates at the time such Confidential Information was or is disclosed to the other party.

(b) Except as otherwise permitted by subsection (c) below, each party agrees that it will not, without the prior written consent of the other party, disclose or use for its own benefit any Confidential Information of any other party.

(c) Notwithstanding subsection (b) above, each of the parties is permitted to:

(i) disclose Confidential Information of the other parties to its officers, directors, employees, equity holders, lenders, agents and Affiliates, but only to the extent reasonably necessary in order for such party to perform its obligations and exercise its rights and remedies under this Agreement, and such party will take all such action as are necessary or desirable in order to ensure that each of such Persons maintains the confidentiality of any Confidential Information that is so disclosed;

(ii) make additional disclosures of or use for its own benefit Confidential Information of the other party, but only if and to the extent that such disclosures or use are specifically contemplated by this Agreement; and

(iii) disclose Confidential Information of the other party to the extent, but only to the extent, required by Governmental Rules, which shall include, without limitation, the rules and regulations of the Securities and Exchange Commission and the American Stock Exchange or any other national securities exchange on which the Buyer’s securities are traded.

9.03 Dispute Resolution; Consent to Jurisdiction and Service of Process; Waiver of Jury Trial.

(a) Any claim, controversy or dispute arising between the parties with respect to this Agreement or the other Transaction Documents (a “Dispute”), to the maximum extent allowed by applicable law, will be submitted to and finally resolved by binding arbitration. Any party may file a written Demand for Arbitration with the American Arbitration Association’s Chicago, Illinois Regional Office, and will send a copy of the Demand for Arbitration to the other parties. The arbitration will be conducted pursuant to the terms of the Federal Arbitration Act and the Commercial Arbitration Rules of the American Arbitration Association, except that discovery may be had in accordance with the Federal Rules of Civil Procedure. The venue for the arbitration will be Chicago, Illinois. The arbitration will be conducted before a panel of three arbitrators selected through the American Arbitration Association’s arbitrator selection procedures. The arbitrators will promptly meet, fix the time, date and place of the hearing and notify the parties. The parties will stipulate that the arbitration hearing will last no longer than five business days. A majority of the panel will render a decision within ten (10) days of the completion of the hearing. The panel of arbitrators will promptly transmit an executed copy of its decision to the parties. The decision of the arbitrators will be final, binding and conclusive upon the parties. Each party will have the right to have the decision enforced by any court of competent jurisdiction. Notwithstanding any other provision of this Section, any Dispute in which a party seeks equitable relief may be brought as provided in subsection (b) below.

(b) If, notwithstanding subsection (a) above, any Dispute or enforcement action is submitted to a court for resolution, then the following provisions will apply:

(i) Each party hereby: (A) irrevocably submits to the exclusive jurisdiction of any state or federal court sitting in Chicago, Illinois for the purposes of any action or proceeding arising out of or relating to any such Dispute; and (B) waives and agrees not to assert, by way of motion, as a defense or otherwise, in any such action or proceeding, any claim that (1) it is not personally subject to the jurisdiction of such courts, (2) the action or proceeding is brought in an inconvenient forum or (3) the venue of the action or proceeding is improper.

(ii) Each party agrees that service in person or by certified or registered United States mail to its address set forth in Section 9.07 constitutes valid in personam service upon such party and its successors and assigns in any action or proceeding with respect to any matter as to which it has submitted to jurisdiction hereunder.

(iii) The parties waive the right to a trial by jury in any action or proceeding arising out of or relating to any Dispute.

(c) The parties acknowledge that this is a commercial transaction, that the foregoing provisions for arbitration, consent to jurisdiction, service of process and waiver of jury trial have been read, understood and voluntarily agreed to by them and that by agreeing to such provisions they are waiving important legal rights. The obligations of the parties under this Section are specifically enforceable and will survive any termination of this Agreement.

9.04 Expenses. Except as otherwise specifically provided herein or in any other Transaction Document, each party is responsible for such expenses as it may incur in connection with the negotiation, preparation, execution, delivery, performance and enforcement of the Transaction Documents.

9.05 Further Assurances. The parties will from time to time do and perform such additional acts and execute and deliver such additional documents and instruments as may be required by applicable Governmental Rules or reasonably requested by any party to establish, maintain or protect its rights and remedies or to affect the intents and purposes of this Agreement and the other Transaction Documents.

9.06 Knowledge Parties. References in this Agreement to the Sellers’ knowledge or words of similar import mean the knowledge of David Langevin after reasonable investigation of the surrounding circumstances.

9.07 Notices. Unless otherwise specifically provided herein, all notices, consents, requests, demands and other communications required or permitted hereunder: (a) will be in writing; (b) will be sent by messenger, certified or registered United States mail, a reliable express delivery service or telecopier (with a copy sent by one of the foregoing means), charges prepaid as applicable, to the appropriate address(es) or number(s) set forth below; and (c) will be deemed to have been given on the date of receipt by the addressee (or, if the date of receipt is not a business day, on the first business day after the date of receipt), as evidenced by (i) a receipt executed by the addressee (or a responsible person in his or her office), the records of the Person delivering such communication or a notice to the effect that such addressee refused to claim or accept such communication, if sent by messenger, United States mail or express delivery service, or (ii) a receipt generated by the sender’s telecopier showing that such communication was sent to the appropriate number on a specified date, if sent by telecopier. All such communications will be sent to the following addresses or numbers, or to such other addresses or numbers as any party may inform the others by giving five business days’ prior notice:

If to the Sellers:		With a copy to:

GT Distribution, LLC		840 West Long Lake Road
7402 West 100th Place		Suite 601
Bridgeview, IL 60455		Troy, MI 48098
Attn.:	Chief Executive Officer	Attention: Michael Azar
FAX No.: (708) 430-4056

If to Buyer:		With a copy to:

Manitex International, Inc.		Foley & Lardner LLP
7402 West 100th Place		100 North Tampa Street
Bridgeview, IL 60455		Tampa, FL 33602
Attn.:	Chief Executive Officer	Attn: Carolyn T. Long
FAX No.: (708) 430-4056		FAX No.: (813) 221-4210

9.08 Publicity. Neither party will make any press release or other public announcement regarding this Agreement or the other Transaction Documents or any transaction contemplated hereby or thereby until the text of such release or announcement has been submitted to the other party and the other party has approved the same.

9.09 Seller Representative. Sellers hereby appoint Parent to be the “Seller Representative” hereunder. Buyer may rely on any action taken by the Seller Representative with respect to all matters that may arise under this Agreement and the other Transaction

Documents, as being actions authorized by, and taken on behalf and in the name of Parent or Sellers, as applicable. Sellers will promptly appoint a substitute Seller Representative if Parent ceases to serve as such for any reason, and upon giving notice of such appointment to Buyer, such person will become the Seller Representative hereunder. Each Seller hereby grants to Seller Representative, and its successors, an irrevocable power of attorney to take all actions on behalf and in the name of such persons with respect to all matters that may arise under this Agreement and the other Transaction Documents.

9.10 Miscellaneous. This Agreement: (a) may be amended only by a writing signed by each of the parties; (b) may be executed in several counterparts, each of which is deemed an original but all of which constitute one and the same instrument; (c) together with the other Transaction Documents, contains the entire agreement of the parties with respect to the transactions contemplated hereby and thereby and supersedes all prior written and oral agreements, and all contemporaneous oral agreements, relating to such transactions; (d) is governed by, and will be construed and enforced in accordance with, the laws of the State of Michigan, without giving effect to any conflict of laws rules; and (f) is binding upon, and will inure to the benefit of, the parties and their respective successors and permitted assigns. The due performance or observance by a party of any of its obligations under this Agreement may be waived only by a writing signed by the party against whom enforcement of such waiver is sought, and any such waiver will be effective only to the extent specifically set forth in such writing. The waiver by a party of any breach or violation of any provision of this Agreement will not operate as, or be construed to be, a waiver of any subsequent breach or violation hereof. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT

SELLERS:

GT DISTRIBUTION, LLC

/s/ Lubomir Litchev
By:	Lubomir Litchev
Title:	Vice President

SCHAEFF LIFT TRUCK INC.

/s/ Paul Jarrell
By:	Paul Jarrell
Title:	Vice President

CRANE & MACHINERY, INC.

/s/ Lubomir Litchev
By:	Lubomir Litchev
Title:	President

BUYER:

MANITEX INTERNATIONAL, INC.

/s/ Andrew Rooke
By:	Andrew Rooke
Title:	President

INDEX OF DEFINED TERMS

The following terms are defined in the Agreement on the following page:

Definition	Page
1933 Act	19

1934 Act	20

12-31-07 Balance Sheet	10

Accounts Receivable	3

Affiliate	16

Agreement	1

Assumed Business Agreements	2

Average Closing Price	7

Beneficial Rights	6

Business	1

Business Agreements	2

Business Permits	2

Buyer	1

Change in Control	8

Closing	23

Closing Date	23

COBRA	17

Code	6

Common Stock	7

Confidential Information	26

Control	16

1

Definition	Page
Crane & Machinery	1

Current Financial Statements	10

Dispute	27

Disputed Shares	8

DOL	17

Employee	17

Employee Agreement	17

Environmental Liabilities	6

Environmental Rule	6

ERISA	17

ERISA Affiliate	17

Excluded Assets	3

Excluded Liability	4

Facilities	1

Financial Statement Date	11

Financial Statements	10

Governmental Entities	5

Governmental Orders	5

Governmental Rules	5

Hazardous Substance	6

Holdback Release Date	8

Holdback Shares	7

Indemnitor	25

Definition	Page
Indemnification Obligations	7

Intellectual Property	2

Inventory	2

IRS	17

Liability	11

Liens	13

Losses	25

Parent	1

Pension Plan	17

Permitted Liens	13

Person	16

Proceeding	25

Purchase Price	7

Purchase Price Allocation	9

Purchased Assets	1

Related Party	16

Schaeff Lift Truck	1

Sellers	1

Seller Indemnitee	24

Seller Representative	29

Set-Off Amount	7

Set-Off Shares	8

Shares	7

Stock Powers	8

Definition	Page
Subsidiaries	1

Subsidiary Employee Plan	18

Tax Returns	11

Taxes	11

Threshold Amount	26

Trading Day	7

Transaction Documents	24

WARN Act	17

INDEX OF SCHEDULES

Page
Schedule 2.02	3

Schedule 2.03	3, 4

Schedule 4.05	10

Schedule 4.06	10

Schedule 4.07	11

Schedule 4.08	12

Schedule 4.09	12

Schedule 4.11	13

Schedule 4.12	12, 13

Schedule 4.14	14

Schedule 4.15	2, 3, 14, 15

Schedule 4.16	14

Schedule 4.17	2, 14, 15

Schedule 4.18	15

Schedule 4.19	2, 15

Schedule 4.20	16

Schedule 4.21	16

Schedule 4.23	4, 16

Schedule 4.24	17, 23

Schedule 4.25	17

Schedule 4.26(b)	18

Schedule 7.02	23

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EXHIBIT A

Payment of Purchase Price

Name	Percentage of Total Number of Shares of Common Stock to be Received	Shares of Common Stock to be issued by the Buyer
Robert J. Skandalaris	38.8%	42,060
David J. Langevin	38.8%	42,060*
Michael C. Azar	19.4%	21,030
Patrick T. Flynn	2.0%	2,168
Michael D. Hull	1.0%	1,084

*	10,841 of these shares will be held back by the Buyer as the “Holdback Shares.”

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